Exhibit 10.19

BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY

As of October 1, 2006, the following are the base salaries (on an annual basis) of the executive officers of Network Engines, Inc.:

Name and Title	Base Salary

Gregory A. Shortell	$350,000
President, Chief Executive Officer and Director

Kevin J. Murphy Jr.	$170,000
Chief Technology Officer

Douglas G. Bryant	$210,000
Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary

Richard P. Graber	$200,000
Vice President of Engineering and Operations

Hugh W. Kelly	$180,000
Vice President of Worldwide Marketing